                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)      January 28, 1997
                                                 -------------------------



                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





    Delaware and Virginia             I-1405                 51-0084283
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(State or Other Jurisdiction        (Commission          (IRS Employer
     of Incorporation)              File Number)         Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware                 19899
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     (Address of Principal Executive Offices)                     (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
  --------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.	Other Events
--------------------

     The following information updates matters related to Salem Units 1 and 2 previously reported under "Item 1--Business" of Part I of Delmarva Power & Light Company's (the "Company") 1995 Annual Report on Form 10-K, "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, and "Item 5--Other Events" of the Company's Current Reports on Form 8-K dated May 29, 1996, and July 23, 1996. The following is excerpted from information reported in a Current Report on Form 8-K dated January 24, 1997, filed by Public Service Electric and Gas Company (PSE&G), the operator of the facility referred to below.

                 *                     *                     *

     As previously reported, Salem Nuclear Generating Station Units 1 and 2 were taken out of service by PSE&G in the second quarter of 1995. During these outages, PSE&G has made significant changes and improvements related to the people, processes and equipment at Salem to improve the long-term reliability of the units. During the course of these outages, PSE&G has also been required to address certain generic issues applicable to nuclear power plants, which have also affected the length of the outages. Restart of the units is subject to completion of the restart plans for the units to the satisfaction of PSE&G and the Nuclear Regulatory Commission (NRC).

     Salem Unit 2 is in the final stage of preparation for restart. The reactor has been refueled and reassembled and the reactor coolant pumps have been tested and placed in service. Over 90% of the total work activities have been completed and approximately 75% of the plant systems have been restored. The unit is currently scheduled to enter Mode 4 in early February which will allow additional testing to be performed in preparation for startup.

     Recently, a Generic Letter from the NRC (used to notify the nuclear industry of issues affecting plants generally) identified an issue that will impact the Salem Unit 2 startup schedule. Generic Letter (96-06) requested all nuclear utilities, including PSE&G, to review systems for potential waterhammer events (hydrodynamic stress caused by steam formation in a piping system) and the impact that these events could have on the system's safety function. PSE&G has determined that in order to address the concerns of the Generic Letter, modifications are necessary to the containment fan coil units of Salem Units 1 and 2, which provide containment air cooling. As a result of installation of these modifications and the time required for NRC acceptance of PSE&G's proposed resolution of the Generic Letter issues, the start up of Salem Unit 2 will be delayed, which results in an expected return to service in the second quarter of 1997.

     Salem Unit 1 is expected to return to service in the summer of 1997, after replacement of the unit's four steam generators, which was required in order to correct a generic problem with certain pressurized water reactors. Removal of the

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     old steam generators has been completed and installation of the new steam generators is underway. Salem Unit 1 will also require modifications similar to Salem Unit 2 to respond to the NRC Generic Letter, but such modifications are not expected to delay the unit's return to service.

     As mentioned, restart of both Salem units is subject to NRC approval, which cannot be assured. On January 14, 1997, Senator Joseph Biden of Delaware wrote to the NRC to request that the full Commission vote on the decision to restart Salem, rather than permit the NRC staff to authorize the restart under applicable NRC rules. The NRC has not yet responded to Senator Biden's request.

                *                      *                      *

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            Delmarva Power & Light Company
                                            ------------------------------
                                                      (Registrant)



Date:   January 28, 1997                          /s/DALE G. STOODLEY
                                            ------------------------------
                                                  Dale G. Stoodley
                                                  Vice President and
                                                  General Counsel

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